UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX FREE FUND FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Brent D. Rosenthal

Ethan A. Danial

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

On April 19, 2022, Ocean Capital LLC (“Ocean Capital”) updated its campaign website, https://improveubsprfunds.com/, to update its disclosures regarding Tax Free Fund for Puerto Rico Residents, Inc. (the “Fund”). Copies of the updated materials are filed herewith as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax Free Fund for Puerto Rico Residents, Inc.:

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund. All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card have been furnished to some or all of the Fund’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed by the Participants with the SEC on April 15, 2022. This document and any amendments or supplements thereto are available free of charge from the source indicated above.

Exhibit 1

IMPROVE UBS PR FUNDS
OUR COALITION THE FUNDS OUR SOLUTION MATERIALS CONTACT ENGLISH ESPAÑOL

FUND II

Definitive Proxy Statement: Tax-Free Fixed Income Fund II for PR Residents | January 7, 2022

Preliminary Proxy Statement: Tax-Free Fixed Income Fund II for PR Residents | December 20, 2021

TFF I

Definitive Proxy Statement: Tax Free Fund for Puerto Rico Residents, Inc. | April 18, 2022

Preliminary Proxy Statement: Tax Free Fund for Puerto Rico Residents, Inc. | April 4, 2022

ADDITIONAL DISCLOSURES

Fund I

Fund II

Fund III

Fund IV

Fund V

PRITF I

PRITF IV

PRITF VI